UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  JUNE 23, 2010

ATWOOD OCEANICS, INC.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER 1-13167

TEXAS
(State or other jurisdiction of incorporation or organization)

Internal Revenue Service – Employer Identification No. 74-1611874

15835 Park Ten Place Drive, Houston, Texas, 77084
(281) 749-7800
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

The ATWOOD BEACON (owned and operated by our wholly-owned subsidiary, Atwood Oceanics Pacific Limited) has been awarded a contract by a group of companies for work offshore Suriname and Guyana.  The operator group presently consists of Murphy Suriname Oil Company, Ltd, Repsol Exploration S.A, and Teikoku Oil (Suriname) Co. Ltd (Inpex), (collectively hereinafter referred to as “Operators”).  The program consists of four (4) wells at an operating dayrate of approximately $115,000 and shall have a minimum duration of 210 days.

The rig is expected to complete its current commitment with Edison International S.p.A, in September, 2010 offshore the Ivory Coast.  The rig will then be mobilized to Suriname via Trinidad.  The Operators will pay a lump sum mobilization of $4,500,000 to Trinidad, and will pay a dayrate of approximately $110,000, plus tugs and fuel, for the estimated seven (7) days required to mobilize from Trinidad to the first well location in Suriname.  The expected total duration of the mobilization period is approximately 30 days. Upon completion of the program, the Operators will de-mobilize the rig to Trinidad at a dayrate of approximately $110,000, plus tugs and fuel, and will additionally pay a lump sum de-mobilization of up to $7,835,250 depending on the location of any follow-on work; provided, however, neither the day rate nor the lump sum will be paid if the rig has follow-on work within 800 miles of the last drilling location.

ITEM 9.01                      EXHIBITS

EXHIBIT 99.1    Press Release dated June 23, 2010

Statements contained in this report with respect to the future are forward-looking statements.  These statements reflect management’s reasonable judgment with respect to future events.  Forward-looking statements involve risks and uncertainties.  Actual results could differ materially from those anticipated as a result of various factors including; the Company’s dependence on the oil and gas industry; the risks involved in the construction of a rig and commencement of operations of the rig following delivery; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism, acts of piracy, embargoes, war or other military operations; and governmental regulations and environmental matters.  A list of additional risk factors can be found in the Company’s annual report on Form 10-K for the year ended September 30, 2009, filed with the Securities and Exchange Commission.

EXHIBIT INDEX

EXHIBIT NO.                                                                           DESCRIPTION

99.1	Press Release dated June 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC.
(Registrant)

/s/ James M. Holland
James M. Holland
Senior Vice President

DATE:    June 23, 2010